EXHIBIT 13.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of LanOptics Ltd. (the "Company") on Form 20-F for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eli Fruchter, Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                     Date: March 29, 2007

                                                     By: /S/ ELI FRUCHTER
                                                     --------------------
                                                     Eli Fruchter
                                                     Principal Executive Officer

* The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.